Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

QUINTILES TRANSNATIONAL HOLDINGS INC.

(A NORTH CAROLINA CORPORATION)

Dated as of [            ], 2013

SECOND AMENDED AND RESTATED BYLAWS

OF

QUINTILES TRANSNATIONAL HOLDINGS INC.

ARTICLE I.

MEETINGS OF SHAREHOLDERS

SECTION 1.1 ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held on such date, at such time and at such place within or without the State of North Carolina as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

SECTION 1.2 SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called only in the manner set forth in the Articles of Incorporation, as amended, modified and restated from time to time (the “Articles of Incorporation”).

SECTION 1.3 NOTICE OF MEETINGS. Except as otherwise provided in these Bylaws or by law, a written notice of each meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by facsimile transmission, mail, private carrier or electronic means, or by any other means permitted by law, to each shareholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as may be required by law. In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act, as amended.

SECTION 1.4 QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of that voting group exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a larger number of shares shall be required by law, by the Articles of Incorporation or by these Bylaws, in which case the representation of the number of shares so required shall constitute a quorum.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 1.3, at any adjourned meeting any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

SECTION 1.5 ADJOURNED MEETINGS. Whether or not a quorum shall be present in person or represented at any meeting of the shareholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a voting group upon any matter at such meeting, any adjournment of the meeting in respect of action by such voting group upon such matter shall be determined by the holders of a majority of the shares of such voting group present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), or if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At the adjourned meeting the shareholders, or the holders of any class of stock entitled to vote separately as a voting group, as the case may be, may transact any business which might have been transacted by them at the original meeting.

SECTION 1.6 ORGANIZATION. The Chairman of the Board or, in his or her absence, the Chief Executive Officer, or in his or her absence, the Chief Operating Officer, or in his or her absence, a Vice President shall call all meetings of the shareholders to order, and shall act as chairman of such meetings unless the holders of a majority of the common stock, par value $0.01, of the Corporation (the “Common Stock”) present in person or represented by proxy and entitled to vote at such meeting choose to select a different person to act as chairman of such meeting.

The Secretary shall act as secretary of all meetings of the shareholders; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. Before each meeting of shareholders, the secretary shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, personally or by or with his or her representative, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, personally or by or with his or her representative, at any time during the meeting or any adjournment thereof.

SECTION 1.7 VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or by applicable law, each outstanding share, regardless of class, shall be entitled to one vote on each matter voted on at a shareholders’ meeting. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy appointment form expressly provides for a longer period. When directed by the presiding officer or upon the demand of any shareholder, the vote upon any matter before a meeting of shareholders shall be by ballot. Except as otherwise provided by law or by the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the shareholders entitled to vote in the election at a meeting at which a quorum is present. If any class or series of stock is entitled to vote on a corporate action other than the election of Directors as a separate voting group, action thereon by the voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast against the action, unless the vote of a greater number is required by the North Carolina Business Corporation Act, the Articles of Incorporation, or any provision of these Bylaws that have been approved by the shareholders of the Corporation.

Shares of the Corporation are not entitled to vote if: (i) absent special circumstances as determined under applicable law, they are owned, directly or indirectly, by a second corporation in which the Corporation owns a majority of the shares entitled to vote for directors of the second corporation, unless they are held in a fiduciary capacity; or (ii) they are redeemable shares and (a) notice of redemption has been given and (b) a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

SECTION 1.8 INSPECTORS. When required by law or directed by the presiding officer or upon the demand of any shareholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the shareholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

SECTION 1.9 ACTION BY SHAREHOLDERS WITHOUT MEETING. Shareholders of the Corporation may not take any action by written consent in lieu of a meeting.

SECTION 1.10 NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS:

(i) Annual Meetings of Shareholders.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made: (A) pursuant to the notice of meeting delivered pursuant to Section 1.3 of Article I of these Bylaws; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (i)(a) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation, either in person or by United States certified mail, postage prepaid, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a Director (1) the name, age, business address and, if known, residence address of such person; (2) the background and qualification of such person, including without limitation, the principal occupation or employment of such person; (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person; (4) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act, of 1934, as amended (the “Exchange Act”), including such person’s written consent to (a) being named in the proxy statement as a nominee, (b) serving as a Director if elected and (c) providing information that the Board of Directors requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; and (5) a written and signed statement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed in the notice required by this Section 1.10, and (c) in such person’s individual capacity and on behalf of any person, entity or group on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed codes of ethics and conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation;

(B) as to any other business that the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles of Incorporation or Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and (4) any material interest in such business of such shareholder and any Shareholder Related Person (as defined below); and

(C) as to the shareholder giving the notice and any Shareholder Related Person, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder and any Shareholder Related Person, as they appear on the Corporation’s books, and (2)(a) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such shareholder and any Shareholder Related Person, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any Shareholder Related Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any Shareholder Related Person has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or any Shareholder Related Person that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Shareholder Related Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such shareholder or any Shareholder Related Person is entitled to based on any increase or decrease in the value of shares of the

Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s or Shareholder Related Person’s immediate family sharing the same household, (3) a representation that the shareholder or Shareholder Related Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the shareholder, the beneficial owner or any Shareholder Related Person, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. A “Shareholder Related Person” of any shareholder means (1) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, and (3) any person controlled by or under common control with such shareholder.

(D) If any of the facts set forth in the notice provided pursuant to this Section 1.10(i)(b) changes between the date that such notice is sent and the date of the annual meeting to which such notice pertains, the shareholder must deliver to the Secretary of the Corporation, either in person or by United States certified mail, postage prepaid, and the Corporation must receive at its principal executive offices by the earlier of (a) the close of business within five (5) calendar days of the event giving rise to such change, or (b) the commencement of such annual meeting, a supplemental notice providing such revised information.

(ii) Special Meetings of Shareholders.

(a) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting under Section 1.3 of Article I of these Bylaws. If Directors are to be elected at a special meeting of shareholders pursuant to the notice of meeting, nominations of persons for election to the Board of Directors at such meeting may be made (A) by or at the direction of the Board of Directors, or (B) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw.

(b) In the event a special meeting of shareholders is called for the purpose of electing one or more Directors to the Board of Directors, any shareholder may, pursuant to clause (ii)(a) above, nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder shall have delivered notice containing the information specified in paragraph (i)(b) of this bylaw to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(iii) General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this bylaw shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(b) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported in a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c) The requirements of this bylaw are separate from and in addition to the requirements of the Exchange Act, and a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. In addition to the provisions of this bylaw, a shareholder who seeks to have any proposal included in the Corporation’s proxy statement also shall comply with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, including without limitation, Regulation 14A.

(d) Nothing in this bylaw shall be construed to in any way limit or modify any rights of the shareholders party to the Shareholders Agreement while such agreement is by its terms in effect and applicable. For purposes of these Bylaws, the term “Shareholders Agreement” shall have the meaning ascribed to it in the Articles of Incorporation.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.1 NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be shareholders of the Corporation. Subject to the requirements of the Shareholders Agreement, the number of Directors constituting the Board of Directors shall be fixed, within the range set forth in the Articles of Incorporation, from time to time by resolution passed by a majority of the Board of Directors. The Board of Directors shall be divided into classes, as set forth in the Articles of Incorporation. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of shareholders applicable to their respective class, and shall hold office until the annual meeting at which their respective term expires and their respective successors are elected and qualified or until their earlier resignation or removal.

SECTION 2.2 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over meetings of the Board of Directors and shall have such powers and shall perform such duties as set forth in these Bylaws or as the Board of Directors may from time to time prescribe. The Executive Chairman shall serve as the Chairman of the Board. In the event that the Corporation has no Executive Chairman, the Board of Directors shall elect from its members, by the affirmative vote of a majority of the total number of directors then in office, a Chairman of the Board, who may also be, but is not required to be, an executive officer of the Corporation.

SECTION 2.3 PLACE OF MEETING. The Board of Directors may hold its meetings in such place or places in the State of North Carolina or outside the State of North Carolina as the Board of Directors from time to time shall determine.

SECTION 2.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

SECTION 2.5 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, Chairman of the Board, any two Directors, or, if the Board of Directors then includes a director nominated or designated for nomination by any of the Sponsors (as defined in the Articles of Incorporation) (each such director, a “Sponsor Director”), by any Sponsor Director.

Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be delivered by any means or transmitted by facsimile, e-mail, telegram or telephone at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

SECTION 2.6 QUORUM. Subject to the provisions of the Articles of Incorporation, a majority of the members of the Board of Directors in office shall constitute a quorum for the transaction of business and, subject to the Shareholders Agreement (i) prior to the Trigger Date, the vote of the majority of the Directors in office shall be the act of the Board of Directors and (ii) on or following the Trigger Date, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

For purposes of these Bylaws, the term “Trigger Date” shall have the meaning ascribed to it in the Articles of Incorporation.

SECTION 2.7 ORGANIZATION. Unless otherwise determined by a majority of the members of the Board of Directors present at a meeting at which a quorum is present, the Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a chairman for the meeting shall be elected from the Directors present. The Secretary shall act as secretary of all meetings of the Directors; but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.8 COMMITTEES. Subject to the Shareholders Agreement, the Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors and except as otherwise provided by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval, or adopting, amending or repealing these Bylaws or undertaking any other action prohibited by the North Carolina Business Corporation Act, as amended. Subject to the Shareholders Agreement, the Board of Directors shall (i) initially designate an Audit Committee, a Compensation and Talent Development Committee and a Governance, Quality and Nominating Committee, (ii) determine the members of such committees and (iii) thereafter, may change the committees (and the membership of such committees) of the Board of Directors.

SECTION 2.9 CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, the members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment or other means of communications by which all directors participating may simultaneously hear each other during the meeting and such participation shall constitute presence in person at such meeting.

SECTION 2.10 CONSENT OF DIRECTORS OR COMMITTEE IN LIEU OF MEETING. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors or committee, as the case may be. The action must be evidenced by one or more unrevoked written consents signed by each Director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A Director’s consent to action taken without meeting or revocation thereof may be in electronic form and delivered by electronic means.

SECTION 2.11 CERTAIN TRANSACTIONS AND INVESTMENT DECISIONS. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors must act to approve certain transactions and investment decisions in accordance with applicable law and in accordance with the terms of the Shareholders Agreement.

ARTICLE III.

OFFICERS

SECTION 3.1 OFFICERS. The officers of the Corporation shall include a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer, and may include an Executive Chairman, President, Chief Operating Officer, one or more Vice Presidents and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 3.9. The officers shall be elected by the Board of Directors at its first meeting after each annual meeting of the shareholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors except as required by the Shareholders Agreement and except for the Executive Chairman, who, if one shall have been elected, shall also be a Director. Any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

Any vacancy caused by the death of any officer, his or her resignation, his or her removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

SECTION 3.2 POWERS AND DUTIES OF THE EXECUTIVE CHAIRMAN. Unless otherwise provided in these Bylaws, the Executive Chairman, if one shall have been elected by the Board of Directors, shall serve as the Chairman of the Board, shall preside at meetings of the shareholders and at meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors.

SECTION 3.3 POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general charge and control of all its business and affairs, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer and shall report to the Board of Directors of the Corporation.

SECTION 3.4 POWERS AND DUTIES OF THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall be the chief operating officer of the Corporation, and shall report to the Chief Executive Officer of the Corporation or such other officer as the Board of Directors may designate. He or she shall have all powers and perform all duties incident to the office of Chief Operating Officer, oversee the conduct and affairs of the business of the Corporation and shall have such other powers and perform such other duties as may from time to time be assigned him or her by these Bylaws or by the Board of Directors or the Chief Executive Officer.

SECTION 3.5 POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall receive and deposit all moneys and other valuables belonging to the Corporation in the name and to the credit of the Corporation and shall disburse the same only in such manner as the Board of Directors or the appropriate officers of the Corporation may from time to time determine, shall render to the Chief Executive Officer and the Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall perform such further duties as the Board of Directors may require.

SECTION 3.6 POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

SECTION 3.7 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation, during business hours; and whenever required by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer shall render statements of such accounts;

and shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors, the Chief Executive Officer the Chief Operating Officer or the Chief Financial Officer.

SECTION 3.8 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his or her hands; he or she may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him or her and whenever required by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer shall render statements of such accounts; shall, at all reasonable times, exhibit his or her books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him or her by these Bylaws or by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

SECTION 3.9 ADDITIONAL OFFICERS. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board of Directors may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

SECTION 3.10 VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any corporation in which the Corporation may hold stock, or to execute any consent in lieu of such a meeting, and at any such meeting or by any such consent shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

SECTION 3.11 COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV.

INDEMNIFICATION

SECTION 4.1 NATURE OF INDEMNITY. The Corporation shall indemnify any person who at any time serves or has served as a Director or officer of the Corporation, or at the request of the Corporation is or was serving as a director, officer, partner, member, trustee, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof, to the fullest extent from time to time permitted by law in the event he or she is or is threatened to be involved as a party, witness or otherwise in any threatened, pending or completed action, demand, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, including but not limited to any investigation, inquiry, hearing or alternative dispute resolution process, whether or not brought by or on behalf of the Corporation, by reason of the fact that he or she is or was acting in such capacity; provided, however, that the Corporation shall not indemnify any such person against liability or expenses he or she may incur on account of his or her activities which were, at the time taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation.

The rights of those receiving indemnification hereunder shall, to the fullest extent from time to time permitted by law, cover (a) reasonable expenses, including without limitation all reasonable attorneys’ fees actually incurred by him or her in connection with any such action, suit or proceeding; (b) all payments made by him or her in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he or she may have become liable in such action, suit or proceeding; and (c) all reasonable expenses incurred in enforcing the indemnification rights provided herein. The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act, as amended.

SECTION 4.2 DETERMINATION THAT INDEMNIFICATION IS PROPER. The Board of Directors shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by Section 4.1, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board may give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify.

SECTION 4.3 ADVANCE PAYMENT OF EXPENSES. Expenses incurred by a Director or an officer in connection with an action, suit or proceeding referred to in Section 4.1 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation pursuant to this Article IV; provided, however, that the Corporation shall have no obligation to advance expenses incurred by a Director or officer with respect to any claim initiated by such Director or officer without the prior written consent of or authorization of the Board of Directors (other than a claim brought by a Director or officer to enforce his or her or rights under this Article IV). Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

SECTION 4.4 SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the North Carolina Business Corporation Act are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.

SECTION 4.5 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or as a trustee or administrator under any employee benefit plan of the Corporation or any wholly owned subsidiary thereof against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

SECTION 4.6 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 4.1 to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise payable as indemnity hereunder; provided, however, that the Corporation agrees that, as between the Corporation, on the one hand, and any Sponsor Shareholder with whom a Director is or was affiliated and any insurer providing insurance coverage to such Sponsor Shareholder, on the other hand, the Corporation (a) is the indemnitor of first resort under this Article IV (i.e., its obligations under this Article IV are primary and any indemnification or advancement obligations of any Sponsor Shareholder with whom a Director is or was affiliated and the obligations of any insurer of such Sponsor Shareholder to provide insurance coverage with respect to the same obligations are secondary), (b) shall be required to advance the full amount of expenses incurred by the Director and shall be liable for the full amount of indemnification obligations as required by the terms of these Bylaws and any other agreements the Corporation may have with the Director, without regard to any rights the Director may have against such Sponsor Shareholder, and (c) unconditionally and irrevocably waives, relinquishes, releases such Sponsor Shareholder from and agrees not to exercise any rights that it may have with respect to any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. For purposes of this Article IV, “Sponsor Shareholder” means any current or former shareholder that is or was party to the Shareholders Agreement, any Affiliate (as defined in the Shareholders Agreement) of such shareholder (other than the Corporation and its subsidiaries), and/or any other investment entity or related management company that is advised by the same investment adviser as any of the foregoing entities or by an Affiliate (as defined in the Shareholders Agreement) of such investment adviser.

SECTION 4.7 SUBROGATION. Subject to the limitations set forth in Section 4.6, in the event of payment of indemnification to a person described in Section 4.1, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

ARTICLE V.

STOCK CERTIFICATES-SEAL-FISCAL YEAR

SECTION 5.1 CERTIFICATES FOR SHARES OF STOCK. Shares may, but need not, be represented by certificates. If certificates are issued, they shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed, either manually or in facsimile, by the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

SECTION 5.2 LOST, STOLEN OR DESTROYED CERTIFICATES. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

SECTION 5.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 5.2.

SECTION 5.4 REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5.5 RECORD DATE. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, if applicable, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the first notice of the meeting is delivered to shareholders; the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

SECTION 5.6 DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Articles of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

SECTION 5.7 CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

SECTION 5.8 FISCAL YEAR. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

SECTION 6.1 CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chief Financial Officer, the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

SECTION 6.2 LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

SECTION 6.3 CONTRACTS. Except as otherwise provided in these Bylaws or by applicable law or as otherwise directed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific instances.

SECTION 6.4 WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, by the Articles of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 6.5 OFFICES OUTSIDE OF NORTH CAROLINA. Except as otherwise required by the laws of the State of North Carolina, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of North Carolina at such place or places as from time to time may be determined by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer.

SECTION 6.6 ELECTRONIC TRANSACTIONS. The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement by the Corporation, its shareholders and Directors to the conduct of transactions by electronic means.

SECTION 6.7 DEFINITIONS. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

ARTICLE VII.

AMENDMENTS

SECTION 7.1 AMENDMENTS. Subject to the Shareholders Agreement, these Bylaws and any amendment thereof may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these Bylaws was one of the purposes of the meeting. These Bylaws may be altered, amended or repealed by the shareholders of the Corporation in accordance with the Articles of Incorporation. These Bylaws may not be amended in any manner inconsistent with the Shareholders Agreement.

20